Exhibit 77C
          Kemper Intermediate Government Trust
          Form N-SAR for the period ended 06/30/98
          File No. 811-5539


          An annual meeting of Registrant's shareholders was held on December 3, 1997. Votes regarding the items submitted to shareholder vote are set forth below.

          Item 1:  Election of Members to the Board

                   Daniel Pierce

                       Vote             Number
                       ----             -----------
                       FOR               28,021,465
                       WITHHELD             441,136

                   Edmond D. Villani

                       Vote             Number
                       ----             -----------
                       FOR               28,038,702
                       WITHHELD             423,898


          Item 2:  Selection of Independent Auditors

                       Vote             Number
                       ----             -----------
                       FOR               28,044,404
                       AGAINST              128,340
                       ABSTAIN              269,858

          Item 3A:  New Investment Management Agreement

                       Vote             Number
                       ----             -----------
                       FOR               25,775,920
                       AGAINST            2,686,681








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